UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2017

TRENTON ACQUISITION CORP.

(Exact name of Registrant as specified in its charter)

Delaware	000-54479	45-2558944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 4th Floor, New York, NY	10022
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (212) 356-0509

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

Effective on April 28, 2017, the Registrant converted $85,000 of debt outstanding, representing all of the outstanding loans payable at that date, into 4,250,000 shares of its common stock, par value $.0001 per share (the “Common Stock”), which were issued to the debtholder. The issuance of these shares was exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on Sections 4(a)(2) and 4(a)(6) thereunder and an appropriate restrictive legend was imprinted on the stock certificate.

Upon the issuance of these shares, 9,250,000 shares of Common Stock are issued and outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Trenton Acquisition Corp.

Dated: May 2, 2017	By:	/s/ Kenneth J. Kirsch
Kenneth J. Kirsch Chief Financial Officer